                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                           ------------------------


                                   FORM 8-K/A
                        AMENDMENT NO. 1 TO CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): August 17, 1998







                        UNIVERSAL HOSPITAL SERVICES, INC.
            -----------------------------------------------------
            (Exact name of registrant as specified in its charter)


          Minnesota                     0-20086                   41-0760940
(State or other jurisdiction         (Commission                (IRS Employer
     of incorporation)               File Number)            Identification No.)


 1250 Northland Plaza, 3800 West 80th Street, Bloomington, Minnesota 55431-4442
--------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (612) 893-3200


                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

The Undersigned registrant hereby amends the following items, financial statements, pro forma financial information and exhibits, if any, or other portions of its Form 8-K Report dated August 17, 1998, filed September 1, 1998, as set forth in the pages attached hereto:

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

          (a)  Financial Statements of Business Acquired

               Financial statements required to be filed pursuant to Item 7 of Form 8-K filed October 29, 1998 for Patient's Choice HealthCare, Inc.

          (b)  Pro Forma Financial Information

               Pro forma financial information required to be filed pursuant to
               Item 7 of Form 8-K filed October 29, 1998, for Universal Hospital Services, Inc. ("UHS").

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 1998                 UNIVERSAL HOSPITAL SERVICES, INC.


                                       /s/ Gerald L. Brandt
                                       -----------------------------------
                                       Gerald L. Brandt
                                       Chief Financial Officer

                       PATIENT'S CHOICE HEALTHCARE, INC.

                              FINANCIAL STATEMENTS
                           December 31, 1997 and 1996

                       PATIENT'S CHOICE HEALTHCARE, INC.

                              FINANCIAL STATEMENTS
                           December 31, 1997 and 1996



                                    CONTENTS



REPORT OF INDEPENDENT ACCOUNTANTS               1


FINANCIAL STATEMENTS

  BALANCE SHEETS                                2

  STATEMENTS OF INCOME AND RETAINED EARNINGS    3

  STATEMENTS OF CASH FLOWS                      4

  NOTES TO FINANCIAL STATEMENTS                 5

                       PATIENT'S CHOICE HEALTHCARE, INC.


                       REPORT OF INDEPENDENT ACCOUNTANTS


Board of Directors
Patient's Choice Healthcare, Inc.
Columbus, Ohio

We have audited the accompanying balance sheets of Patient's Choice Healthcare, Inc. as of December 31, 1997 and 1996, and related statements of income and retained earnings and cash flows for the year ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting amounts and disclosures in the financial statements. An audit also includes assessing accounting principles used and significant estimates made by management, as well as evaluating overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Patient's Choice Healthcare, Inc. as of December 31, 1997 and 1996 and its results of operations and cash flows for the year ended December 31, 1997 in conformity with generally accepted accounting principles.

The December 31, 1996, statements of income and retained earnings and cash flows were reviewed by us and our report thereon, dated January 31, 1997, stated we were not aware of any material modifications that should be made to those statements for them to conform with generally accepted accounting principles. However, a review is substantially less in scope than an audit and does not provide a basis for the expression of an opinion on the financial statements taken as a whole.



                                    Crowe, Chizek and Company LLP

Columbus, Ohio
January 30, 1998

                                 BALANCE SHEETS
                           December 31, 1997 and 1996

-------------------------------------------------------------------------------

                                                                       June 30,
                                                                         1998
                               ASSETS                                 (unaudited)    1997        1996
                                                                      ----------  ----------  ----------
Current assets
  Cash                                                                $       --  $  275,868  $  661,841
  Accounts receivable (less allowance of $12,500 and $7,400 in
   1997 and 1996)                                                      1,325,037   1,314,304   1,089,838
  Net investment in sales-type leases, current portion (Note 2)          266,754     148,487      47,229
  Inventories                                                            564,772     419,485     244,212
  Prepaid expenses                                                        54,169       3,860       3,396
                                                                      ----------  ----------  ----------
     Total current assets                                              2,210,732   2,162,004   2,046,516

Property and equipment
  Equipment                                                            5,741,025   5,222,331   4,158,227
  Furniture and fixtures                                                 147,710     105,023      67,374
  Building improvements                                                   19,694      18,541          --
  Autos and trucks                                                        28,314      28,314      28,314
                                                                      ----------  ----------  ----------
                                                                       5,936,743   5,374,209   4,253,915
  Accumulated depreciation                                            (3,052,527)  2,499,099   1,373,657
                                                                      ----------  ----------  ----------
                                                                       2,884,216   2,875,110   2,880,258

Other assets
  Net investment in sales-type leases, noncurrent portion (Note 3)       279,747     210,861      44,974
  Debt issue costs, net                                                       --          --       9,372
  Deposits                                                                28,200      22,800      22,050
                                                                      ----------  ----------  ----------
                                                                         307,947     233,661      76,396
                                                                      ----------  ----------  ----------
                                                                      $5,402,895  $5,270,775  $5,003,170
                                                                      ==========  ==========  ==========

LIABILITIES
Current liabilities
  Short-term borrowings (Note 3)                                      $  597,795  $  139,343  $       --
  Current maturities of long-term debt (Note 3)                          891,429     891,429     759,519
  Accounts payable                                                       740,001     417,051     732,500
  Accrued payroll taxes payable                                           18,517     401,397     293,502
  Other liabilities                                                       75,551      89,141      34,172
  Due to shareholders                                                         --      24,092      19,483
  Accrued interest                                                         6,784      16,972       5,774
                                                                      ----------  ----------  ----------
     Total current liabilities                                         2,330,077   1,979,425   1,844,950

Long-term debt less current maturities (Note 3)                          891,429   1,337,143   1,961,178

Shareholders' equity
  Common shares $1.00 par value; authorized 500 shares; issued
   and outstanding                                                           500         500         500
  Paid-in-capital                                                          2,500       2,500       2,500
  Retained earnings                                                    2,178,389   1,951,207   1,194,042
                                                                      ----------  ----------  ----------
                                                                       2,181,389   1,954,207   1,197,042
                                                                      ----------  ----------  ----------
                                                                      $5,402,895  $5,270,775  $5,003,170
                                                                      ==========  ==========  ==========

-------------------------------------------------------------------------------

                See accompanying notes to financial statements

                       PATIENT'S CHOICE HEALTHCARE, INC.
                   STATEMENTS OF INCOME AND RETAINED EARNINGS
                 For the years ended December 31, 1997 and 1996

--------------------------------------------------------------------------------

                                        For the Six
                                        Months Ended
                                          June 30,                                  (Unaudited)
                                           1998          1997       Percent      1996       Percent
                                        (Unaudited)     Amount     to Sales     Amount     to Sales
                                        -----------   -----------  ---------  -----------  ---------

Net sales                               $4,524,784    $8,463,118     100.00%  $6,028,022     100.00%

Cost of sales
  Material                               2,025,936     3,750,926      44.32    2,655,319      44.05
  Depreciation                             734,775     1,418,475      16.76      925,211      15.35
                                        ----------    ----------     ------   ----------     ------
                                         2,760,711     5,169,401      61.08    3,580,530      59.40
                                        ----------    ----------     ------   ----------     ------

GROSS PROFIT                             1,764,073     3,293,717      38.92    2,447,492      40.60

General and administrative expenses      1,109,831     1,938,675      22.91    1,522,533      25.26
                                        ----------    ----------     ------   ----------     ------

OPERATING INCOME                           654,242     1,355,042      16.01      924,959      15.34

Other income (expense)
  Interest expense                         (96,565)     (226,095)     (2.67)    (188,591)     (3.13)
  Interest income                           37,353        44,834        .53       16,938        .28
  Other, net                                29,263       108,789       1.27       48,150        .80
                                        ----------    ----------     ------   ----------     ------
                                           (29,949)      (72,472)      (.87)    (123,503)     (2.05)
                                        ----------    ----------     ------   ----------     ------

NET INCOME                                 624,293     1,282,570      15.14%     801,456      13.29%
                                                                     ======                  ======

Retained earnings, beginning of period   1,951,207     1,194,042                 957,686

Dividends                                 (397,111)     (525,405)               (565,100)
                                        ----------    ----------              ----------

RETAINED EARNINGS, END OF YEAR          $2,178,389    $1,951,207              $1,194,042
                                        ==========    ==========              ==========

-------------------------------------------------------------------------------

                See accompanying notes to financial statements

                            STATEMENTS OF CASH FLOWS
                 For the years ended December 31, 1997 and 1996

                                                                       For the
                                                                      Six Months
                                                                     Ended June 30,
                                                                         1998                       (Unaudited)
                                                                      (Unaudited)         1997          1996
                                                                      ------------    ------------  ------------
Cash flows from operating activities
  Net income                                                          $   624,293     $ 1,282,570   $   801,456
  Adjustments to reconcile net income to net cash from operating activities
     Depreciation                                                         734,778       1,418,475       925,211
     Provision for doubtful accounts                                       22,591          28,557        38,383
     Changes in assets and liabilities
       Accounts receivable                                                (33,324)       (253,023)     (345,791)
       Notes receivable                                                  (187,153)       (267,145)      (83,383)
       Inventories                                                       (145,287)       (175,273)      (14,119)
       Other assets                                                       (55,709)          8,158        (7,037)
       Accounts payable                                                   322,950        (315,449)      501,280
       Other liabilities                                                 (406,658)        174,062       171,259
                                                                      -----------     -----------   -----------
     Net cash from operating activities                                   876,478       1,900,932     1,987,259

CASH FLOWS FROM INVESTING ACTIVITIES
  Expenditures for property and equipment                                (743,881)     (1,413,327)   (2,996,615)
                                                                      -----------     -----------   -----------
     Net cash from investing activities                                  (743,881)     (1,413,327)   (2,996,615)

CASH FLOWS FROM FINANCING ACTIVITIES
  Short-term borrowings, net                                              458,452         139,343            --
  Principal payments on long-term borrowings                             (445,714)     (3,092,125)     (197,210)
  Proceeds from long-term borrowings                                                    2,600,000     2,105,346
  Proceeds from shareholder advances                                      (24,092)          4,609        10,611
  Dividends paid                                                         (397,111)       (525,405)     (565,100)
                                                                      -----------     -----------   -----------
     Net cash from financing activities                                  (408,468)       (873,578)    1,353,647
                                                                      -----------     -----------   -----------

Net change in cash                                                       (275,868)       (385,973)      344,291

Cash balance, beginning of period                                         275,868         661,841       317,550
                                                                      -----------     -----------   -----------

CASH BALANCE, END OF PERIOD                                           $        --     $   275,868   $   661,841
                                                                      ===========     ===========   ===========

Supplemental disclosures of cash flow information

  Cash paid during the year for interest                              $   106,753     $   214,896   $   182,817

-------------------------------------------------------------------------------

                 See accompanying notes to financial statements

NOTE 1 - ACCOUNTING AND REPORTING POLICIES

Purpose: The Company is engaged in sales and rental of medical equipment and supplies principally throughout the United States east of the Mississippi River.

Revenue Recognition: The Company recognizes revenue on rentals of IV pumps based on daily or monthly charges.

Inventories: Inventories consist primarily of disposable medical supplies and are valued at the lower of cost or market on the first-in, first-out method.

Property and Equipment: Property and equipment are stated at cost, less accumulated depreciation. Depreciation is computed over the estimated useful lives of assets using accelerated methods.

Income Taxes: The Company has elected to be taxed as an S-Corporation under the Internal Revenue Code. Therefore, the Company does not pay corporate income taxes on its taxable income. Instead, shareholders are liable for individual income taxes on their respective shares of the Company's taxable income.

Use of Estimates: In preparing financial statements, management must make estimates and assumptions. These estimates and assumptions affect the amount reported for assets, liabilities, revenue and expenses, as well as disclosures provided. Future results could differ from current estimates.

Interim Periods

The balance sheet as of June 30, 1998, and the statements of income and retained earnings and cash flows for the six months ended June 30, 1998, are unaudited, but, in the opinion of management of the Company, include all adjustments necessary to present fairly, in all material respects, the financial position as of June 30, 1998, and the results of operations and cash flows for the Company for the six months ended June 30, 1998.

NOTE 2 - NET INVESTMENT IN SALES-TYPE LEASES

The Company, as lessor, has entered various sales-type leases of its equipment. The components of net investment in sales-type leases as of December 31, 1997 and 1996 are as follows:

                                                      1997      1996
                                                    --------  --------

     Total minimum lease payments to be received    $423,485  $105,749
     Deferred revenue                                 64,137    13,546
                                                    --------  --------

                                                    $359,348  $ 92,203
                                                    ========  ========

--------------------------------------------------------------------------------
                                  (Continued)

Future annual minimum lease payment receivables, net of deferred revenue, are as follows:


 1998                  $148,487
 1999                   147,315
 2000                    63,546
                       --------
                        $359,348
                       ========


NOTE 3 - LONG-TERM DEBT

The Company has the following borrowing arrangements at December 31, 1997 and 1996:

                                                                      1997        1996
                                                                   ----------  ----------
     Note payable in monthly installments of $2,494
     including interest at prime plus 2.75%; secured by
     receivables and other assets. This loan was paid in
     full in 1997.                                                  $           $110,664

     Note payable in monthly installment of $12,329
     including interest at prime plus 2.5%; secured by
     receivables and other assets. This loan was paid in
     full in 1997.                                                               580,818

     Note payable in monthly installments of $24,167
     including interest at prime plus 1.5%; secured by
     receivables and other assets. This loan was paid in
     full in 1997.                                                               540,346

     Note payable in monthly installments of $49,857
     including interest at 9.0%; secured by receivables and
     other assets. This loan was paid in full in 1997.                          1,488,869


--------------------------------------------------------------------------------
                                  (Continued)

     Note payable in monthly installments of $74,286 plus
     interest at the prime rate; secured by receivables and
     other assets; final installment due on June 1, 2000.           2,228,572
                                                                   ----------  ----------
                                                                    2,228,572   2,720,697

     Current maturities                                               891,429     759,519
                                                                   ----------  ----------

     Long-term debt, less current maturities                       $1,337,143  $1,961,178
                                                                   ==========  ==========

--------------------------------------------------------------------------------
                                  (Continued)

Annual long-term debt maturities payable after December 31, 1997 are:

         1998                   $891,429
         1999                    891,429
         2000                    445,714

The prime interest rate was 8.5% and 8.25% at December 31, 1997 and 1996, respectively. The borrowing arrangement at December 31, 1997, contains loan covenants with respect to tangible net worth and liabilities to tangible net worth. The Company complies with these covenants.

At December 31, 1997, the Company has a $2,500,000 bank line-of-credit, payable on May 1, 1998, interest at a daily variable rate equal to the 30-day libor rate plus 225 basis points, collateralized by receivables and other assets. The Company has an outstanding balance of $139,343 at December 31, 1997. There was no outstanding balance at December 31, 1996.


NOTE 4 - LEASING ARRANGEMENTS

The Company leases office and warehouse space and medical equipment under operating leases expiring at various dates through 2005. Minimum annual future rental payments under these leases are as follows:

         1998                   $ 95,697
         1999                     90,240
         2000                     89,342
         2001                     92,154
         2002                     93,564
         Thereafter              181,094

Rental expense was $38,155 and $34,732 for the year ended December 31, 1997 and 1996.


NOTE 5 - PROFIT SHARING AND 401(K)PLAN

The Company has a qualified profit sharing retirement plan with a 401(k) deferred-compensation provision for all eligible employees of the Company. Under the plan, employees may elect to defer up to 10% of their salary, subject to the Internal Revenue Service limits. The Company contributes, on the 401(k) portion of the plan, 25% of amounts contributed by employees. Such matching contributions vest to participants over five years and were $13,617 and $7,094 for the years ended December 31, 1997 and 1996, respectively.

--------------------------------------------------------------------------------
                                  (Continued)

NOTE 6 - RELATED PARTY TRANSACTIONS

The Company had a 30-month lease agreement with its principal shareholder. The lease, related to the rental of medical equipment with a monthly obligation of $500, was effective from September 1, 1994 through February 28, 1997.

The Company has a shareholders agreement that, among other provisions, restricts the sale of the shareholders stock and provides for an agreed-upon value under certain conditions.

Item 7 - Financial Statements and Exhibits

(b)  Pro Forma Financial Information

     On February 25, 1998, the Company completed a merger pursuant to the Agreement and Plan of Merger (the Merger), dated as of November 25, 1997, between UHS Acquisition Corp., a newly-formed Minnesota corporation controlled by J.W. Childs Equity Partners, L.P. ("Childs"), with and into the Company. In connection with the Merger, the following occurred:

     * The Company's existing shareholders (other than the new senior management team and certain other continuing members of management) received, in consideration for the cancellation of approximately 53 million shares of the Company's common stock and options to purchase approximately 3.3 million shares of common stock, cash in the aggregate amount of approximately $84.7 million (net of aggregate option exercise price) or $1.55 per share.

     * The Company repaid the outstanding principal balance of approximately $35.5 million under existing loan agreements and incurred early termination fees and write-off of the related deferred financing cost.

* The Company paid fees and expenses of approximately $11.5 million related to the Merger of which approximately $5.9 million were capitalized as deferred financing costs.

* The Company paid approximately $3.3 million in severance payments to certain noncontinuing members of the Company's management of which $476,000 had already been accrued.

* The Company received an equity contribution of approximately $21.3 million from Childs and affiliates and the management investors.

* The Company issued $100 million in aggregate principal amount of 10.25% Senior Notes due 2008 (the Senior Notes).

* The Company borrowed approximately $14.3 million under a new Revolving Credit Facility.

* The Company recognized a tax benefit from the exercise of stock options of $1 million.

     The transaction was structured as a leveraged recapitalization for accounting purposes.

     On July 30, 1998, the Company acquired Home Care Instruments, Inc. ("HCI") pursuant to a stock purchase agreement among the Company and the shareholders of HCI. Pursuant to the agreement, the Company acquired all of the outstanding capital stock of HCI for approximately $20 million, which includes repayment of approximately $4 million of outstanding indebtedness of HCI. The purchase price was paid with draws on the Company's Revolving Credit Facility and issuance of 256,272 shares of the Company's common stock valued at $715,000.

     Home Care Instruments, Inc. rents medical equipment to the home care and hospital markets in the Midwestern United States, renting approximately 100 types of equipment. The Company also supplies disposable medical products used in connection with the Company's rental equipment and provides a variety of biomedical services.

     On August 17, 1998, the Company acquired Patient's Choice Healthcare, Inc. ("PCH") pursuant to a stock purchase agreement among the Company and the shareholders of PCH. Pursuant to the agreement, the Company acquired all of the outstanding capital stock of PCH for approximately $15.2 million, which includes repayment of approximately $2.7 million of outstanding indebtedness of PCH. The purchase price was paid with draws on the Company's Revolving Credit Facility and the sale of $6,000,000 Series A cumulative convertible preferred stock.

     Patient's Choice is a medical distribution company that rents, sells and leases IV pumps to home infusion companies, long-term consulting pharmacies, oncology clinics and hospitals. The Company sells over 4,000 disposables, rents over 60 different models of IV pumps and provides service on all IV equipment for biomedical recertification, repair and testing to hospital integrated health systems and alternate site providers.

     The following pro forma condensed consolidated statements of operations for the six months ended June 30, 1998, and the year ended December 31, 1997, give effect to the merger, acquisitions and the financing thereof as if such transactions had occurred at January 1, 1997. The pro forma condensed consolidated balance sheet as of June 30, 1998, gives effect to the acquisitions and the financing thereof as if such transactions had occurred as of that date. The recapitalization was structured as a leveraged recapitalization for accounting purposes, with all assets and liabilities being carried over at historical cost. The acquisitions were accounted for pursuant to the purchase method of accounting.

     The pro forma financial data presented herein is based on management's estimate of the effects of the recapitalization and acquisitions and financing thereof. The pro forma financial data is based upon current available information and certain assumptions that the Company believes are reasonable. The Company does not expect the receipt of additional information to have a material adverse effect on the pro forma financial data. The pro forma condensed consolidated statements of operations for the six months ended June 30, 1998, and the year ended December 31, 1997, and the pro forma condensed consolidated balance sheet as of June 30, 1998 are unaudited, but in the opinion of the Company include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the results of operations and financial position for the periods presented.

     The pro forma condensed consolidated statements of operations for the six months ended June 30, 1997, and the year ended December 31, 1997, and the pro forma condensed consolidated balance sheet as of June 30, 1998 are not necessarily indicative of the results of operations or financial position that actually would have been achieved had the transactions described been consummated as of the dates indicated, or that may be achieved in the future.

--------------------------------------------------------------------------------
                                  (Continued)

UNIVERSAL HOSPITAL SERVICES, INC.
UNAUDITED PRO FORMA CONDENSED
BALANCE SHEET
June 30, 1998
(DOLLARS IN THOUSANDS, except per share information)

                                                               Patient's
                                Universal       Home Care        Choice
                                 Hospital      Instruments,    Healthcare,
                              Services, Inc.       Inc.           Inc.         Pro Forma
                              Historical (1)  Historical (2)  Historical (3)  Adjustments   Pro Forma
                              --------------  --------------  -------------   -----------   ---------
ASSETS
Current Assets:
Cash and cash equivalents                             2             --              --               2
Accounts receivable, net          12,417          1,544          1,325              68 (4)      15,354
Inventories                        1,760            283            565             (50)(5)       2,558
Other current assets               2,753            337            321            (337)(6)       3,074
Deferred income taxes                418                             0             237 (7)         655
                               ---------      ---------      ---------       ---------       ---------
Total current
assets                            17,348          2,166          2,211             (82)         21,643

Property and
equipment, net                    54,102          5,314          2,884               0          62,300
Intangible assets                                                   --              --               0
primarily,
goodwill and
deferred
financing
costs, net                        19,880            643            308          24,052 (8)      44,883
                               ---------      ---------      ---------       ---------       ---------
Total assets                   $  91,330      $   8,123      $   5,403       $  23,970       $ 128,826
                               =========      =========      =========       =========       =========

LIABILITIES AND SHAREHOLDERS'
EQUITY (DEFICIT)
Current Liabilities:
  Current portion
    of long-term debt                201            800          1,489          (2,289)(9)         201


  Accounts payable                 2,353            936            741               0           4,030
  Accrued compensation
   and pension                     1,956                             0             160 (10)      2,116
  Accrued expenses other           4,017            105            101             406 (11)      4,629
                               ---------      ---------      ---------       ---------       ---------
Total current liabilities          8,527          1,841          2,331          (1,723)         10,976

Long-term debt                   112,764          3,226            891          23,612 (9)     140,493
Deferred income taxes              3,495            660              0               0           4,155
Deferred compensation
  and pension                      1,701              0              0               0           1,701

Shareholders' equity
 (deficiency)
Series A Cumulative
 convertible Preferred
 Stock, $0.01 par value
 25,000 shares designated,
 6,000 shares issued and
 outstanding on a pro forma
 basis                                                                           5,943 (12)      5,943

Common Stock, $0.01 par
 value; 25,000,000 shares
 authorized, 15,624,464
 shares issued and outstanding,
 15,880,736 issued and
 outstanding on a pro forma
 basis                               156              1              1              24 (13)        182

Additional paid in capital                          448              2             239 (13)        689
Accumulated deficit              (35,262)         1,947          2,178          (4,125)(13)    (35,262)
Stock subscription
 receivable                          (51)             0              0               0             (51)
                               ---------      ---------      ---------       ---------       ---------
Total shareholders'
 equity (deficiency)             (35,157)         2,396          2,181           2,081         (28,499)
                               ---------      ---------      ---------       ---------       ---------
Total liabilities and
shareholders' equity           $  91,330      $   8,123      $   5,403       $  23,970       $ 128,826
                               =========      =========      =========       =========       =========

See accompanying notes to unaudited pro forma condensed financial statements

            NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              as of June 30, 1998


The purchase price has been allocated to assets and liabilities as indicated in the following summary open balance sheets of HCI and PCH (in thousands):

                                                    HCI              PCH
                                                  -------          -------
Current assets                                    $ 2,169          $ 2,104
Property and equipment, net                         5,314            2,884
Goodwill                                           14,109           10,643
                                                  -------          -------
     Total assets                                 $21,592          $15,631

Accounts payable, accrued compensation,
  pension and accrued expenses                    $ 1,497          $   877
Deferred income taxes                                 660
                                                  -------          -------

     Total liabilities                            $ 2,157          $   877
                                                  -------          -------
          Net assets                              $19,435          $14,754
                                                  =======          =======


1. Represents the unaudited historical balance sheet of the Company as of June 30, 1998, as reported in the Company's June 30, 1998 Form 10-Q as filed with the SEC.

2. Represents the unaudited historical balance sheet of HCI as of June 30, 1998.

3. Represents the unaudited historical balance sheet of PCH as of June 30, 1998.

4. Represents fair value adjustments to accounts receivable of HCI and PCH, and an adjustment to accounts receivable of HCI to conform with the Company's revenue recognition policy.

5.   Represents fair value adjustment to inventories of HCI and PCH.

6. Represents the reduction of shareholder notes receivable paid at closing of HCI acquisition.

7. Represents deferred tax adjustments resulting from other pro forma balance sheet adjustments.

8. Represents excess of the purchase price on net assets acquired, deferred financing costs paid for new debt incurred to finance the acquisitions, and the elimination of HCI historical goodwill.

9. Represents the net of HCI and PCH debt repaid in conjunction with the Acquisitions and new debt incurred to finance the acquisitions.


10. Represents the establishment of severance accruals for employees terminated at HCI and PCH in connection with the acquisitions.

11. Represents accruals recorded upon acquisition in connection with liabilities incurred upon acquisition and establishment of accruals to conform to the Company's policies.

12. Represents the sale of Series A (cumulative convertible) preferred stock to finance the PCH acquisition, net of offering costs.

13. Represents the elimination of HCI and PCH shareholders' equity and the addition of common stock issued in connection with the HCI acquisition.

UNIVERSAL HOSPITAL SERVICES, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
SIX MONTHS ENDED JUNE 30, 1998
(IN THOUSANDS)

                                                                            PATIENT'S
                                             UNIVERSAL      HOME CARE         CHOICE
                                             HOSPITAL      INSTRUMENTS,     HEALTHCARE,
                                           SERVICES, INC.      INC.            INC.         PRO FORMA
                                           HISTORICAL (1)  HISTORICAL (2)   HISTORICAL (3)  ADJUSTMENTS    PRO FORMA
                                           --------------  --------------   --------------  -----------    ---------
Revenues:
  Equipment rentals                           $29,160        $ 3,117         $ 1,517        $   (82)(4)     $33,712
  Sales of supplies and
   equipment, and other                         2,366            843           3,008             --           6,217
                                              -------        -------         -------        -------         -------
    Total revenues                             31,526          3,960           4,525            (82)         39,929

Costs of rentals and sales:

  Cost of equipment rentals                     7,276        $   437              90             --           7,803
  Rental equipment depreciation                 7,845        $   773             716             (9)(5)       9,325
  Cost of supplies and equipment sales          1,558            630           2,026             (7)(5)       4,207
                                              -------        -------         -------        -------         -------

    Total cost of rentals and sales            16,679          1,840           2,832            (16)         21,335
                                              -------        -------         -------        -------         -------
Gross profit                                   14,847          2,120           1,693            (66)         18,594

Selling, general and administrative             9,419        $ 1,221             953            165 (6)      11,758
Recapitalization and transaction costs          5,028             --              --         (5,028)(7)          --
                                              -------        -------         -------        -------         -------

Operating (loss) income                           400            899             740          4,797           6,836

Interest expense                                4,392            181              97          2,357 (8)       7,027
                                              -------        -------         -------        -------         -------

(Loss) income before income taxes and
 extraordinary charge                          (3,992)           718             643          2,440            (191)

(Benefit) provision for income taxes:            (678)           260                            366 (9)         (52)

Net (loss) income before extraordinary charge  (3,314)           458             643          2,074            (139)

Extraordinary charge, net of tax benefit
 of $1,300                                      1,863             --              --         (1,863)(10)         --
                                              -------        -------         -------        -------         -------
Net (loss) income                             $(5,177)       $   458         $   643        $ 3,937         $  (139)
                                              =======        =======         =======        =======         =======


See accompanying notes to unaudited pro forma condensed statement of income.

UNIVERSAL HOSPITAL SERVICES, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
YEAR ENDED DECEMBER 31, 1997
(IN THOUSANDS)

                                                                            PATIENT'S
                                             UNIVERSAL      HOME CARE         CHOICE
                                             HOSPITAL      INSTRUMENTS,     HEALTHCARE,
                                           SERVICES, INC.      INC.            INC.         PRO FORMA
                                           HISTORICAL (1)  HISTORICAL (2)   HISTORICAL (3)  ADJUSTMENTS    PRO FORMA
                                           --------------  --------------   --------------  -----------    ---------


Revenues:

  Equipment rentals                           $54,489         $6,460          $2,947         $ (460)(4)     $63,436
  Sales of supplies and
    equipment, and other                        5,586          1,875           5,516             --          12,977
                                              -------        -------         -------        -------         -------

    Total revenues                             60,075          8,335           8,463           (460)         76,413

Costs of rentals and sales:

  Cost of equipment rentals                    13,577            793             141             --          14,511
  Rental equipment depreciation                14,435          1,579           1,418            (15)(5)      17,417
  Cost of supplies and equipment sales          3,838          1,589           3,751            (52)(5)       9,126
                                              -------        -------         -------        -------         -------

    Total cost of rentals and sales            31,850          3,961           5,310            (67)         41,054
                                              -------        -------         -------        -------         -------

Gross profit                                   28,225          4,374           3,153           (393)         35,359

Selling, general and administrative            18,448          2,598           1,689           (593)(6)      22,142
Recapitalization and transaction costs          1,719             --              --         (1,719)(7)          --
                                              -------        -------         -------        -------         -------

Operating income (loss)                         8,058          1,776           1,464          1,919          13,217

Interest expense                                3,012            367             181         10,936 (8)      14,496
                                              -------        -------         -------        -------         -------

Income (loss) before income taxes and
 extraordinary charge                           5,046          1,409           1,283         (9,017)         (1,279)

Provision  (benefit) for income taxes:          2,347            524              --         (3,211)(9)        (340)
                                              -------        -------         -------        -------         -------
Net  income (loss)                              2,699            885           1,283         (5,806)           (939)
                                              =======        =======         =======        =======         =======

See accompanying notes to unaudited pro forma condensed statement of income.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                     For the Six Months Ended June 30, 1998
                      And the Year Ended December 31, 1997

1. Represents the unaudited historical statement of income of the Company for the six months ended June 30, 1998, as reported in the Company's June 30, 1998, Form 10-Q as filed with the SEC, and the audited historical Statement of Income of the Company for the year ended December 31, 1997.

2. Represents the unaudited historical statement of income of HCI for the six months ended June 30, 1998, and the audited historical Statement of Income of HCI for the year ended December 31, 1997.

3. Represents the unaudited historical statement of income of PCH for the six months ended June 30, 1998, and the audited historical Statement of Income of PCH for the year ended December 31, 1997.

4. Represents the elimination of revenue related to ADM, Inc., a wholly-owned subsidiary of HCI, not acquired by the Company.

5.   Represents the elimination of cost of goods sold related to ADM, Inc.

6.   Represents the following:

                                                                    Six Months             Year Ended
                                                                  Ended June 30,          December 31,
                                                                       1998                  1997
                                                                  --------------          ------------
     Decrease in senior management team compensation that
     did not continue employment with the Company after
     the recapitalization.                                            (176)                   (986)

     Net of amortizations expense of goodwill capitalized
     as a result of the acquisitions and the reduction of
     HCI historical goodwill eliminated.                               788                   1,575

     Removal of compensation expense of employees of HCI
     and PCH terminated as a result of the acquisitions
     and not replaced.                                                (188)                   (376)

     Decrease in senior management compensation of HCI and
     PCH employees, to new annual compensation per employment
     agreements.                                                      (148)                   (291)

     Reduction of office rent for HCI and PCH offices
     closed as part of the acquisitions.                               (59)                   (118)

     Elimination of selling general and administrative
     expense of ADM, Inc.                                              (56)                   (397)
                                                                    ------                  ------
                                                                    $ (165)                 $ (593)
                                                                    ======                  ======

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                     For the Six Months Ended June 30, 1998
                And the Year Ended December 31, 1997 (Continued)


7. Reflects recapitalization and transaction costs consisting primarily of legal investment banking and special committee fees incurred by the Company in connection with the recapitalization and the process of exploring strategic alternatives to enhance shareholder value prior to the date of the recapitalization.

8. Represents increase interest expense related to indebtedness incurred to complete the recapitalization and acquisitions and amortization of related deferred financing fees, offset by decreased interest expense of the Company, HCI and PCH retired in conjunction with the recapitalization and acquisitions.

9. Represents the tax effect of the pro forma adjustments and PCH's historical operations at the Company's effective rate.

10. Represents the elimination of an extraordinary charge of $1,863 net of tax benefit of $1,300 for the write-off of unamortized deferred financing fees and prepayment penalty related to debt retired using proceeds of the offering.